SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Pyramid Breweries Inc.

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PYRAMID BREWERIES INC.

91 South Royal Brougham Way
Seattle, Washington 98134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the shareholders of Pyramid Breweries Inc. (the “Company”) will be held at the Pyramid Alehouse at 901 Gilman Street, Berkeley, California on Wednesday, May 12, 2004 at 9:00 a.m., for the following purposes:

1.	To elect one member of the Board of Directors for a three-year term.

2.	To approve the Company’s 2004 Equity Incentive Plan.

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      Only shareholders of record at the close of business on March 8, 2004 are entitled to notice of and to vote at the meeting.

      All shareholders are requested to be present at the Annual Meeting either in person or by proxy. For the convenience of those shareholders who do not expect to attend the meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. Shareholders who have previously voted but attend the meeting may change their vote at the meeting.

      Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose as soon as possible. Your cooperation is appreciated since one-third of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By Order of the Board of Directors

/s/ GEORGE HANCOCK

George Hancock
Chairman

April 21, 2004

PYRAMID BREWERIES INC.

PROXY STATEMENT

For Annual Meeting of Shareholders
to be held May 12, 2004

SOLICITATION AND REVOCATION OF PROXY

      The enclosed proxies are solicited by the Board of Directors of Pyramid Breweries Inc. (the “Company” or “Pyramid”) to be voted at the annual meeting of shareholders to be held on May 12, 2004, and at any adjournments or postponements thereof (the “Annual Meeting”). The individuals named as proxies are George Hancock and Jim Hilger.

      The Company’s principal offices are located at 91 South Royal Brougham Way, Seattle, Washington 98134. The accompanying notice of meeting, this Proxy Statement and the form of proxy are being first sent to shareholders on or about April 21, 2004.

      All shares represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, shares represented by proxies will be voted for the proposals listed herein and on the proxy. A shareholder giving a proxy has the power to revoke it at any time before it is voted at the Annual Meeting.

      Only shareholders of record at the close of business on March 8, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting. On March 8, 2004, there were 8,665,085 shares of common stock, par value $.01 per share (the “Common Stock”), outstanding, representing all of the voting securities of the Company. Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights in the election of directors.

      The holders of one-third of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Abstentions and broker non-votes on any of the proposals to be voted on will be counted for purposes of determining the presence of a quorum. Transaction of business may occur at the meeting if a quorum is present.

      With respect to the election of directors (Proposal 1), the nominee receiving the greatest number of votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected as a Class III director. In a plurality election, such as this, abstentions will have no impact on the outcome of the election because approval by a certain percentage of shares present or outstanding is not required. The proposal relating to the approval of the Company’s 2004 Equity Incentive Plan (Proposal 2) will be adopted if it receives an affirmative vote from a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal. The proposal relating to the ratification of the appointment of KPMG LLP as our independent accountants (Proposal 3) will be adopted if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Abstentions from voting on this matter will have no effect on the outcome because abstentions do not represent votes cast at the Annual Meeting for the purposes of voting on such proposals. There will be no broker non-votes because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors and ratification of the appointment of our independent accountants.

      In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, facsimile or personal contact. The Company intends to engage Mellon Investor Services to assist in the solicitation process. All reasonable proxy soliciting expenses, including approximately $15,000 to be paid to Mellon Investor Services, will be paid by the Company in connection with the solicitation of votes for the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTOR

General

      The Company’s Amended and Restated Bylaws (“Bylaws”) provide that the number of directors must fall within a range of 3 to 9. The Board of Directors currently has five members and one vacancy. Directors are elected for terms of three years and until their successors have been elected and qualified. The Company’s Articles of Incorporation requires that the terms of the directors be staggered such that approximately one-third of the directors is elected each year.

      In accordance with the above, the Board of Directors has nominated Kurt Dammeier for re-election as a Class III director, to serve for a three-year term to expire in the year 2007. The current vacancy is in Class III. The Board of Directors is considering whether to fill this vacancy but has not yet decided to do so as of the date of this proxy statement. The nominee has indicated that he is willing and able to serve as a director. If at the time of the Annual Meeting the nominee becomes unable or unwilling to serve as a director, the persons named as proxies will vote for the for any other person designated by the Board of Directors as a nominee, or the size of the Board of Directors will be reduced.

The Board of Directors unanimously recommends that you vote

FOR the election of the Class III nominee listed herein.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

      The following table sets forth information regarding the nominee for election and each director whose term of office will continue after the Annual Meeting.

			Expiration
Name	Current Position with Company(1)	Age	of Term

Kurt Dammeier	Director	45	2004
George Hancock	Chairman of the Board and Chief Executive Officer (interim)	59	2005
Scott S. Barnum	Director	48	2005
Scott Svenson	Director	38	2006
Nancy Mootz	Director	48	2006

(1)	For a description of certain committees of the Board of Directors and the members of such committees, see “Committees of the Board of Directors” below.

Experience of Nominees and Members of the Board of Directors

      KURT DAMMEIER has been a director of the Company since June 1999. Mr. Dammeier also served as Chairman of the Board of the Company from December 1999 until May 2001. Mr. Dammeier is a private investor and sole Manager of Sugar Mountain Capital, LLC. Mr. Dammeier was most recently President and Chief Executive Officer of Quebecor Integrated Media, an information services company. Mr. Dammeier earned his Bachelors Degree from Washington State University in 1982.

      GEORGE HANCOCK has been a director of the Company since 1989. Mr. Hancock served as Chief Executive Officer from May 1992 until his retirement in December 1999, and as Chairman of the Board of the Company from January 1997 to December 1999. Mr. Hancock previously served as Chairman of the Board of the Company from July 1989 until July 1995. He was President of Penknife Computing, Inc., a computer software company, from 1988 to May 1992. Mr. Hancock was previously employed by the international accounting firm of Coopers & Lybrand, where he was primarily responsible for management consulting projects. Mr. Hancock was also the founder of two startup software companies in England and the United

States. He was awarded a Masters in Business Administration by Cranfield Institute of Technology, England in 1981. He qualified as an accountant in England in 1967.

      SCOTT S. BARNUM has been a director of the Company since February 1999. Mr. Barnum is currently CEO of Cocoa Pete’s Chocolate Adventures, a premium chocolate company founded by the creator of Pete’s Wicked Ale. He is a co-founder and former Managing Partner of Plan B, a consumer marketing consultancy and outsourced marketing department. Prior to Plan B, Mr. Barnum was Vice President/ General Manager — International for eBay Inc. Mr. Barnum served as President and Chief Operating Officer of Pete’s Brewing Company, formerly the nation’s second largest brewer of craft beers. His beer background also includes four years with Miller where he held several senior level marketing management appointments and where he ultimately launched and became General Manager of Miller’s specialty beer division. Prior to Miller, Mr. Barnum spent eight years with PepsiCo Inc. in its soft drink and snack divisions, both domestically and internationally in brand management. Mr. Barnum earned a Masters in Business Administration from Columbia University.

      SCOTT SVENSON was elected a director in August 2001. Mr. Svenson is currently Chairman and Managing Partner of Sienna Partners LLC, a private investment group based in Seattle and London. Until October 1999, Mr. Svenson was President of Starbucks Europe during which time he authored the company’s European Strategic Plan. In 1994 Mr. Svenson co-founded Seattle Coffee Company, the first gourmet coffee retailer and wholesaler in the UK, which he built to over 70 locations before selling the company to Starbucks in early 1998. Prior to this, Mr. Svenson served as Deputy Chief Executive of CrestaCare plc and as an advisor to high growth, middle market companies with Apax Partners and Drexel Burnham Lambert. Mr. Svenson earned his Bachelors Degree from Harvard University in 1988.

      NANCY MOOTZ has been a director of the Company since February 2000. Ms. Mootz is the Executive General Manager of Boudin at the Wharf, a subsidiary of Andre-Boudin Bakeries, Inc. In this capacity, she directs the development and operations of a mixed use bakery, restaurant, market hall, café and museum showcasing Boudin’s legacy in San Francisco. Previous to this, she was the founder of Mootz and Company, a restaurant consulting and development firm, as well as Kona Pacific Enterprises, a food products marketing and distribution company. Since 1991, her work has included strategic planning, expansion programs, financial analysis and valuations, leasing, construction and new restaurant launch assignments. Concurrently, she conceptualized, financed, constructed and served as general partner and operator of three ‘fine dining’ restaurants in the San Francisco Bay Area. Ms. Mootz is an instructor at the Culinary Institute of America and also has been a guest lecturer for courses in business and entrepreneurship at the University of San Francisco, University of California and Berkeley Haas School of Business. Ms. Mootz has a Bachelor of Arts in Economics from Stanford University and a Masters in Business Administration from Harvard University.

Independence of the Board of Directors

      The Board of Directors has reviewed the relationships between the Company and each of its directors and has determined that all of the directors, other than Mr. Hancock, the Company’s interim Chief Executive Officer and Chairman of the Board, are independent under Rule 4200 of the Nation Association of Securities Dealers (“NASD”).

Board Attendance

      The Board of Directors met five times during 2003. Each of the Company’s directors attended at least 75% of the aggregate number of Board meetings and Board committee meetings of which he or she was a member.

      The Company does not have a specific policy regarding director attendance at the annual meeting of shareholders; however, all directors are encouraged to attend if available. Directors Messrs. Hancock, Barnum, Svenson and Ms. Mootz were present at the 2003 annual meeting.

Committees of the Board of Directors

     Audit Committee

      The Audit Committee, currently comprised of Ms. Mootz and Messrs. Barnum and Svenson, recommends the selections of the Company’s independent auditors and consults with the independent auditors on the Company’s internal accounting controls. Mr. Dammeier, a member of the Audit Committee in 2003, was replaced in March 2004 by Mr. Svenson. Each current member of the Audit Committee is independent within the meaning of Rule 4200 of the NASD and is “financially sophisticated” under applicable Nasdaq rules. The Board of Directors has determined that Mr. Svenson is an audit committee financial expert, within the meaning of applicable Securities and Exchange Commission (“SEC”) rules. The Audit Committee met four times during 2003.

     Compensation Committee

      The Compensation Committee, currently comprised of Messrs. Barnum and Dammeier, recommends to the Board salaries and bonuses for the Company’s executive officers and administers the Company’s Amended and Restated 1995 Employee Stock Option Plan. Mr. Hancock was a member of the Compensation Committee during 2003, but resigned in March 2004 when he was appointed as the Company’s interim Chief Executive Officer. The Board of Directors has determined that Messrs. Barnum and Dammeier are independent directors within the meaning of Rule 4200 of the NASD. The Compensation Committee met one time in 2003.

Director Nomination Procedures

      The Board does not currently have a standing nominating committee since the relatively small size of the Board allows for the entire Board to carry out nominating responsibilities. A majority of our independent directors must recommend nominees for selection by the entire Board. The Board has established Director Selection Guidelines for guidance in determining and identifying Director qualification requirements, Board composition criteria and the procedure for the selection of new Directors, which can be found on our website at http://www.pyramidbrew.com/about/investor.php. In accordance with the Director Selection Guidelines, the Board of Directors, will review the following considerations, among others, in its evaluation of candidates for Board of Director nomination: personal and professional ethics, training, commitment to fulfill the duties of the Board of Directors, commitment to understanding the Company’s business, commitment to engage in activities in the best interests of the Company, independence, diversity, industry knowledge and contacts, financial or accounting expertise, leadership qualities, public company board of director and committee experience and other relevant qualifications. A director candidate’s ability to devote adequate time to Board of Directors and committee activities is also considered.

      The Board of Directors will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Board of Directors, c/o the Corporate Secretary, providing the candidate’s name, biographical data and other relevant information outlined in the Director Selection Guidelines. The Board will review shareholder-recommended nominees based on the same criteria as its own nominees. Shareholders who intend to nominate a director for election at the 2005 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Corporate Secretary in the manner described below under “Shareholder Proposals.” To date, the Company has not received any recommendations from shareholders requesting that the Board consider a candidate for inclusion among the slate of nominees in the Company’s proxy statement.

Director Compensation

      Each non-employee director receives a fee of $500 for each Board meeting attended and $385 for each Committee meeting attended. In addition, non-employee directors receive a $3,000 annual retainer, which the directors have the choice to receive in Pyramid Breweries Inc. common stock or cash. All directors are reimbursed for out of pocket expenses for each Board meeting attended, and non-employee directors also participate in the Non-Employee Directors Stock Option Plan (“Director Plan”) and the Non-Employee Stock Compensation Plan. Employee directors are not compensated for their duties as directors.

      The Director Plan provides for grants of stock options covering 5,000 shares of Common Stock to be made automatically on the date of each annual meeting of shareholders to each non-employee director of the Company, so long as shares of Common Stock remain available under the Directors Plan. The exercise price under each option is the fair market value of the Common Stock on the date of grant. Each option expires ten years after the date of grant or one year after the death of the recipient director. A total of 250,000 shares of Common Stock are reserved for future grants of options under the Directors Plan. During 2003, 25,000 options were granted under the Directors Plan: 5,000 shares each to Ms. Mootz and Messrs. Barnum, Dammeier, Hancock and Svenson.

      The Director Compensation Plan provides for each non-employee Director of the Company annual compensation of $3,000 payable in shares of the Company’s common stock valued at the last sale price of the stock on the NASDAQ National Stock Market (“NASDAQ”) on the date of the annual meeting for which the compensation is payable or in cash at each directors discretion. As of March 8, 2004, 10,890 shares had been issued under this plan.

Shareholder Communications with the Board of Directors

      Shareholders may contact our board of directors as a group or an individual director by the U.S. postal mail directed to the Chairman of the Board of Directors, c/o Corporate Secretary, at 91 South Royal Brougham Way, Seattle, WA 98134. Shareholder communications received by the Corporate Secretary will be promptly forwarded to the specified director or to the full Board of Directors, as applicable. Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2005 Annual Meeting of Shareholders should follow the procedures specified under “Shareholder Proposals” below.

Code of Ethics and Code of Conduct

      We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller — Chief Accounting Officer and persons performing similar functions. We have also adopted a Code of Conduct applicable to all employees, officers and directors. These codes are posted on our website at http://www.pyramidbrew.com/about/investor.php. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the Code of Ethics with respect to the covered persons by posting such information on our website.

Compensation Committee Interlocks and Insider Board Participation

      Our Compensation Committee currently consists of Messrs. Barnum and Dammeier. Neither of these committee members served as an officer or employee of the Company or any of its subsidiaries during the year ended December 31, 2003.

PROPOSAL NO. 2

APPROVAL OF 2004 EQUITY INCENTIVE PLAN

The Board of Directors recommends a vote “for” this proposal.

      The Board of Directors of the Company is seeking shareholder approval of the Company’s 2004 Equity Incentive Plan (the “2004 Plan”), which will replace the Company’s Amended and Restated 1995 Employee Stock Option Plan (the “1995 Plan”). The 2004 Plan provides for a broader variety of equity incentive awards than the 1995 Plan, which only permitted grants of stock options and stock awards, and includes updated provisions relating to performance goals, among other things.

      Up to 1,564,000 shares of Common Stock will be reserved for issuance under the 2004 Plan, 864,000 of which were previously reserved for issuance under the 1995 Plan. The Board believes that replacing the 1995 Plan with the 2004 Plan is necessary to enable the Company to continue to attract and retain valuable employees. If the Company’s shareholders approve the 2004 Plan, effective upon the receipt of such approval, the 2004 Plan will become effective and the 1995 Plan will terminate.

      As of March 31, 2004, 19 of the Company’s employees were participating in the 1995 Plan. At that date, options to purchase an aggregate of 615,400 shares of Common Stock were outstanding under the 1995 Plan, and 198,600 shares of Common Stock remained available for grant.

      A copy of the 2004 Plan, as approved by the Board of Directors of the Company on April 9, 2004, is attached to this proxy statement as Appendix A and is incorporated herein by reference. The following description of the 2004 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

      If the 2004 Plan as proposed is not approved by the Company’s shareholders, awards will continue to be made under the 1995 Plan as in effect until the 1995 Plan expires on May 16, 2005, unless earlier terminated.

Description of the 2004 Equity Incentive Plan

     Purpose

      The purpose of the 2004 Plan is to attract, retain and motivate employees, officers and directors of the Company and its affiliates by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s shareholders.

     Administration

      The 2004 Plan is administered by the Board of Directors or the Compensation Committee of the Company’s Board of Directors. Each member of the committee is a “non-employee director” as defined for purposes of Section 16 of the Securities Exchange Act of 1934, and an “outside director” as defined for purposes of Section 162(m). The committee has the authority to administer the plan, including, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, to set the terms, conditions and provisions of such awards, to cancel or suspend awards and to establish procedures pursuant to which the payment of any such awards may be deferred. The committee may delegate to one or more of the Company’s officers, to the extent permitted by Washington law, the right to grant awards with respect to employees who are not officers or directors.

     Eligibility

      Awards may be granted under the 2004 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its affiliates. As of March 31, 2004, approximately 450 individuals were eligible to participate in the 2004 Plan.

     Types of Awards

      The 2004 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock and stock units, (4) performance shares and performance units conditioned upon meeting performance criteria and (5) other stock-or cash-based awards. In connection with any award or any deferred award, payments may also be made representing dividends or their equivalent.

      Stock Options. Stock options entitle the holder to purchase a specified number of shares of the Company’s Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the 2004 Plan generally will be as determined by the committee. The committee will fix the term of each option. Each option will be exercisable at such time or times as determined by the committee. Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of the Company’s Common Stock or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the committee. Options may also be exercised by means of a broker-assisted cashless exercise.

      After termination of service with the Company or its affiliates, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than cause, death or disability and (ii) one year following his or her termination due to death or disability. If a participant is terminated for cause, all options generally will automatically expire. If a participant dies after termination of service but while an option is still exercisable, the portion of the option that was vested and exercisable as of the date of termination will generally expire on the one-year anniversary of the participant’s death. In no event will an option be able to be exercised later than the expiration of its term.

      Stock Appreciation Rights (“SARs”). SARs may be granted alone (“freestanding”) or in addition to other awards and may, but need not, relate to a specific option granted under the 2004 Plan. Upon exercise of an SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The committee may impose any conditions or restrictions on the exercise of an SAR as it deems appropriate, however, under the 2004 Plan the grant price of a freestanding SAR generally will not be less than the fair market value of the Company’s Common Stock for the date of grant, except for certain grants made or adjusted to assume or convert awards in connection with acquisition transactions, and the term will not be more than ten years. Payment upon such exercise will be in cash, stock, other property or any combination of cash, stock or other property as determined by the committee. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.

      Stock Awards, Restricted Stock and Stock Units. Awards of shares of stock, or awards designated in units of stock, may be granted and may be made subject to forfeiture restrictions at the committee’s discretion, which the committee may waive at any time in its sole discretion. Until the lapse of any restrictions, recipients may not dispose of their restricted stock. Upon termination of employment during the restriction period, all shares of restricted stock still subject to restriction will be forfeited, subject to any exceptions that may be authorized by the committee.

      Performance Awards. Performance awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to property other than stock. Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions established by the committee, and the amount of any payment may be adjusted on the basis of such further consideration as the committee determines. Performance awards may be paid entirely or in any combination of cash, stock or other property, in the discretion of the committee.

      Other Stock- or Cash-Based Awards. The committee is also authorized to grant to participants, either alone or in addition to other awards granted under the 2004 Plan, incentives payable in cash or in shares of Common Stock subject to terms and conditions determined by the committee.

     Shares Subject to the 2004 Plan

      Number of Shares Reserved for Issuance. The 2004 Plan authorizes the issuance of up to 1,564,000 shares of Common Stock, 864,000 of which were previously reserved for issuance under the Company’s 1995 Plan. Shares of Common Stock covered by an award granted under the 2004 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2004 Plan that are forfeited, settled for cash or otherwise terminated and shares withheld by or tendered to the Company in connection with the exercise of an option or other award granted under the 2004 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards are available for grant under the 2004 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2004 Plan. The shares of stock deliverable under the 2004 Plan will consist of authorized and unissued shares. The committee may adjust the aggregate number of shares or the awards under the plan in the event of a change affecting shares of Common Stock, such as stock dividends, recapitalization, reorganization or mergers.

      Limitations on Use of Shares Subject to the 2004 Plan. The committee may not make awards under the 2004 Plan to any single participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) in any calendar year that relate to more than 500,000 shares of Common Stock, except that the committee may make a one-time award to a newly hired or promoted covered employee relating to up to 500,000 shares of Common Stock. In addition the committee may not grant performance units to any single covered employee in any one calendar year with a maximum dollar value greater than $750,000.

     Nonassignability of Awards

      Unless the committee determines otherwise, no award granted under the 2004 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the committee or by the laws of descent and distribution. Each award may be exercisable, during the participant’s lifetime, only by the participant, or, if permissible under applicable law, by the participant’s guardian or legal representative.

     Term, Termination and Amendment

      Unless earlier terminated by the Company’s Board of Directors or the committee, the 2004 Plan will terminate on May 12, 2014. The Company’s Board of Directors or the committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2004 Plan at any time, as long as the rights of a participant are not materially impaired without the participant’s consent, subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the committee, to qualify with tax requirements. The committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent. The committee may not reprice options or SARs without shareholder approval. Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, which would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Internal Revenue Code.

     Performance-Based Compensation under Section 162(m)

      Under Section 162(m) of the Code, the Company is generally prohibited from deducting compensation paid to the chief executive officer and the four other most highly compensated executive officers of the Company in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, the committee determines the terms and conditions of awards. If the committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals it may choose include any or all of the following or any combination thereof: net income (earnings less interest and taxes); EBITDA (earnings before interest, taxes, depreciation, amortization and non-recurring and non-cash charges or any combination thereof); net cash flow (EBITDA less capital spending, taxes paid, interest paid, payments for one-time non-recurring items such as restructuring cost and adjusted for the change in the managed capital base which includes trade accounts receivable, net inventory, pre-paids, accounts payable and accrued liabilities and other operating-related cash inflows and outflows) or other cash flow(s) including free cash flow from operations (earnings before interest, taxes, depreciation, amortization and non-recurring non-cash charges or any combination thereof and expansion capital), discounted cash flow return on investment and cash flow in excess of cost of capital (or any combination thereof); earnings or operating earnings per share (primary or fully diluted); cash flow return on investment; income (pre-tax or net); total shareholder return; return on investment; return on equity; return on assets; the attainment by a share of common stock of a specified fair market value for a specified period of time; an increase in the fair market value of a share of common stock; debt-to-equity ratio; price/earnings ratio; market share; expense ratios; expense reduction; completion of key projects; any individual performance objective measured solely in terms of quantitative targets related to the Company, or its business; or any increase or decrease of one or more of the forgoing over a specified period. Performance goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance goals may relate to the performance of the Company, any subsidiary, any portion of the business, product line or any combination thereof, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the committee. The committee shall have absolute discretion to reduce the amount of the award payable to any participant for any period below the maximum award determined based on the attainment of performance goals, and the committee may decide not to pay any such award to a participant for a period, based on such criteria, factors and measures as the committee in its sole discretion may determine, including but not limited to individual performance or impact and financial and other performance or financial criteria of the Company, a subsidiary or other business unit in addition to performance goals.

 Company Transaction and Change in Control

      Company Transaction. Under the 2004 Plan, to maintain all of the participants’ rights in the event of a company transaction that is not a change in control or a related party transaction, unless the committee determines otherwise at the time of grant with respect to a particular award or elects to cash out awards:

•	All outstanding awards become fully and immediately exercisable, and any restrictions or forfeiture provisions lapse, immediately prior to the company transaction, unless such awards are converted, assumed, or replaced by the successor company.

•	Performance awards earned and outstanding become payable in full at target levels and deferrals or other restrictions not waived by the committee shall remain in effect.

      Change in Control. Under the 2004 Plan, to maintain all of the participants’ rights in the event of a change in control of the Company (as described below), unless the committee determines otherwise with respect to a particular award:

•	Any options and stock appreciation rights shall become fully exercisable and vested to the full extent of the original grant.

•	Any restrictions and deferral limitations applicable to any restricted stock or stock units shall lapse.

•	All performance shares and performance units shall be considered to be earned and payable in full at target levels, and any deferral or other restriction shall lapse and such performance stock and performance units shall be immediately settled or distributed.

•	Any restrictions and deferral limitations and other conditions applicable to any other awards shall lapse, and such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

•	The committee can provide a cash-out right for awards in connection with a change in control.

      Under the 2004 Plan, a company transaction means the consummation of any of the following:

•	a merger or consolidation of the Company with or into any other company or other entity;

•	a sale in one transaction or a series of transactions undertaken with a common purpose of at least 80% of the Company’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

      Under the 2004 Plan, a related party transaction means company transaction pursuant to which:

•	the beneficial ownership of the Company or the resulting company remains the same with respect to at least 80% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such company transaction;

•	no entity (other than the Company or an affiliate) will beneficially own 25% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities; and

•	the Company’s incumbent board will after the company transaction constitute at least a majority of the board of the company resulting from such company transaction.

      Under the 2004 Plan, a change in control of the Company means the occurrence of any of the following events:

•	An acquisition of beneficial ownership of 25% or more of either (a) the then outstanding shares of common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the company, or a related party transaction).

•	A change in the composition of the Company’s Board of Directors during any two-year period such that the incumbent board members cease to constitute at least a majority (not including directors whose election was approved by at least two-thirds of the incumbent board).

Other Information

      A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2004 Plan are discretionary. The closing price of the Company’s Common Stock, as reported on the Nasdaq National Market on March 31, 2004, was $3.02 per share.

U.S. Federal Income Tax Consequences

      The following briefly describes the U.S. federal income tax consequences of the 2004 Plan generally applicable to the Company and to participants who are U.S. citizens.

Stock Options

      Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

      Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.

      With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

      A participant will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Restricted Stock Awards

      Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the Company by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to the Company by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards

      A participant will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to the Company by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to the Company

      In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m).

Tax Withholding

      We are authorized to withhold from any award granted or payment due under the 2004 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of the Company’s stock or by directing the Company to retain stock otherwise deliverable in connection with the award.

Equity Compensation Plan Information

      The following table sets forth information regarding our common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of our existing equity compensation plans, as of December 31, 2003.

	Number of securities		Number of securities
	to be issued upon	Weighted average	remaining available for
	exercise of	exercise price of	future issuance under
	outstanding	outstanding	equity compensation
Plan Category	options	options	plans

Equity compensation plans approved by security holders	758,000	$2.69	837,417	(1)(2)
Equity compensation plans not approved by security holders	0	N/A	0

Total	758,000	$2.69	837,417

(1)	Of these shares, 483,817 are available for purchase under the 2003 Employee Stock Purchase Plan, 114,110 are available under the Amended and Restated Non-Employee Director Stock Option Plan, 155,000 are available under the Directors Compensation Plan and 198,600 are available under the Amended and Restated 1995 Employee Stock Option Plan as of December 31, 2003.

(2)	Pursuant to the Amended and Restated Non-Employee Director Stock Option Plan, each non-employee director receives an automatic grant of a stock option to purchase 5,000 shares of Common Stock automatically on the date of each annual shareholder’s meeting.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      KPMG LLP currently serves as the Company’s independent accountants, and that firm conducted the audit of the Company’s financial statements for the fiscal year ended December 31, 2003. The Audit Committee has appointed KPMG LLP to serve as independent accountants to conduct an audit of the financial statements for fiscal year 2004.

      Appointment of the Company’s independent accountants is not required to be submitted to a vote of the shareholders of the Company for ratification. However, upon the recommendation of the Audit Committee, the Board of Directors has determined to submit the selection of auditors to the shareholders for ratification. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the Company’s and its shareholders’ best interests.

      KPMG LLP began auditing the Company’s annual financial statements with the 2002 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of KPMG LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2004.

Change of Independent Public Accountants

      On May 30, 2002, upon recommendation of the Audit Committee, the Board of Directors decided to dismiss Arthur Andersen LLP (Andersen) as our independent public accountants and engage KPMG LLP to serve as our independent public accountants for 2002.

      Andersen’s reports on our financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the period that Andersen served as our independent accountants and through May 30, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its report on our financial statements for such years. Additionally, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, during these periods.

      We provided Andersen with a copy of the foregoing disclosures and filed with our current report on Form 8-K regarding this matter (filed with the Securities and Exchange Commission on May 31, 2002) a letter from Andersen to the Securities and Exchange Commission, dated June 6, 2002, stating its agreement with such statements.

      From January 2000 through May 30, 2002, we did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Accountant Fees

      The aggregate fees billed by Andersen and KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002 are as follows:

	KPMG LLP		Andersen(1)

	2003	2002	2003	2002

Audit Fees(2)	$83,000	$66,000	—	$56,000
Audit-Related Fees	0	0	—	0
Tax Fees(3)	30,000	18,000	—	3,000
All Other Fees(4)	7,000	13,000		0

Total Fees	$120,000	$97,000	—	$59,000

(1)	Effective May 30, 2002, we dismissed Arthur Andersen LLP as our independent accountant and engaged KPMG LLP to serve as our independent accountants for the fiscal year ended December 31, 2002.

(2)	Audit services billed in 2003 and 2002 consisted of the audit of our annual financial statements, review of quarterly financial statements, consents and other services related to filings with the SEC.

(3)	Tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice. Fees for tax compliance services totaled $25,000 in 2003 and $18,000 in 2002. Tax compliance services are services rendered, based upon facts already in existence or transactions already occurred, to document and compute amounts to be included in tax filings. Such services consisted of federal and state income tax return assistance. Fees for tax planning and advice services totaled $5,000 in 2003 and $3,000 in 2002. Tax planning and advice are services rendered with respect to proposed transactions, earnings and profit calculations for dividend classification or that structure a transaction to obtain a particular tax result.

(4)	All other fees billed in 2003 consisted of fees associate with due diligence related to the acquisition of the Portland Brewing Company assets. 2002 consisted of fees associated with the audit of the 401(k) plan.

Audit Committee Pre-Approval Policy

      The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent accountants. The policy is designed to ensure that the provision of these services does not impair the accountants’ independence. Under the policy, any services provided by the independent accountants, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit Committee.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent accountants to management.

      For 2003, all audit and non-audit services provided by our independent accountants were pre-approved.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 8, 2004, for (i) each person known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and named executive officers (as defined herein), and (iii) all of the Company’s executive officers and directors as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. Except as otherwise noted, the address of the named shareholder is c/o Pyramid Breweries Inc., 91 South Royal Brougham Way, Seattle, Washington 98134.

	Shares of
	Common Stock
	Beneficially Owned

Name	Number(1)	Percent

Kurt Dammeier(2)	1,568,711	18.1%
George Hancock(3)	1,112,178	12.8
Martin Kelly(4)	437,642	5.1
Gary McGrath(5)	163,531	1.9
Mark House(6)	111,366	1.3
Scott Svenson(7)	67,178	*
Patrick Coll(8)	60,000	*
Scott Barnum(9)	38,958	*
Nancy Mootz(10)	27,546	*
James Hilger(11)	0	*
All executive officers and directors as a group (10 persons)(12)	3,587,110	41.4%

*	Less than 1%

(1)	Includes shares of common stock subject to stock options or other convertible securities that are currently exercisable for or convertible into shares of our common stock, or that will be exercisable for or convertible into shares of our common stock within 60 days after March 8, 2004. These securities are deemed to be outstanding and beneficially owned by the person holding such stock options or other convertible securities for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 10,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

(3)	Includes 20,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

(4)	Mr. Kelly resigned as Chief Executive Officer effective March 10, 2004.

(5)	Includes 153,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

(6)	Includes 106,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

(7)	Includes 10,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

(8)	Includes 60,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

(9)	Includes 15,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

(10)	Includes 20,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

(11)	Per Mr. Hilger’s stock option agreement, options to purchase 120,000 shares of common stock granted there under do not begin vesting until September 18, 2004.

(12)	Includes 394,600 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 8, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires reports relating to the stock ownership of the Company’s directors, executive officers and beneficial owners of more than 10% of any equity security of the Company to be filed with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that the required Section 16(a) reports during fiscal 2003 for our directors, executive officers and 10% of more beneficial holders were timely filed.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Board Compensation Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company (the “Committee”) determined and administered the compensation of the Company’s executive officers during 2003.

     Compensation Philosophy

      The Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its shareholders. The Committee seeks to align total compensation for management with corporate performance. The Committee places emphasis on variable, performance-based components, such as stock option awards, stock grants and cash bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performances. These short- and long-term incentive compensation programs are intended to reinforce management’s commitment to enhancement of profitability and shareholder value.

      Base salaries for the executive officers were established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position and the salaries paid to comparable officers by companies which are competitors of the Company. Salaries are reviewed periodically and adjusted as warranted to reflect individual performance. The Committee focused primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

      Beginning in 2002, the Committee instituted an incentive compensation plan for four executive officers. This plan provided for bonuses based on targeted levels of sales and EBITDA for each of the executive officers, with ceilings based on percentages of base salaries. Because the targets under the plan were not achieved in 2003, no bonuses were awarded for the year.

      Historically, the Committee has granted stock options under its stock option plan to executives as a long-term incentive. In 2003, however, the Committee relied more heavily on the Company’s cash incentive compensation plan and reduced its emphasis on stock incentives, granting only limited options, primarily to new executive officers. The Committee intends to encourage stock ownership on the part of its executives in the future by providing for the limited use of restricted stock grants under a revised incentive compensation plan.

      In general, compensation payments in excess of $1 million to the Chief Executive Officer are subject to a limitation on deductibility for the Company under Section 162(m) of the Code. However, certain performance based compensation is not subject to such limitation. The Company’s stock option plan currently qualifies for such performance based exception. The Company does not expect that its cash compensation payable to the Chief Executive Officer will exceed the $1 million limitation during fiscal 2004.

     Chief Executive Officer Compensation.

      The Committee evaluates several performance factors to determine the Chief Executive Officer’s compensation. Where possible, it uses objective measurements such as sales, but it also uses a number of subjective evaluations of performance including, but not limited to, general leadership qualities, effective management of human resources and the ability to anticipate and prepare for future opportunities and problems. The Committee uses these evaluations, as well as guidelines set in employment agreements, to establish the total compensation to be paid to the Chief Executive Officer.

      Martin Kelly’s compensation in 2003 was determined to a great extent under his employment agreement, but the Committee also considered his individual performance in managing the business, including increased sales and market share over 2002, as well as cost control and his response to various external factors. In accordance with this review and considering the financial results for 2003 and evaluation of his individual performance, the Committee determined that Mr. Kelly’s base salary should be $237,642 in 2003. Mr. Kelly was not awarded a bonus for 2003 performance.

2003 Compensation Committee

George Hancock, Chair — 2003
Scott Barnum
Kurt Dammeier

Summary of Cash and Certain Other Compensation

      Compensation Summary. The following table summarizes the annual compensation for services rendered during 2003, 2002, and 2001 for the Company’s Chief Executive Officer and its other executive officers whose salary and bonus exceeded $100,000 in 2003 (“Named Executive Officers”).

Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation

				Other Annual		Securities Underlying	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Compensation ($)		Options (#)	Compensation (2)

Martin Kelly(6)	2003	230,682	0	0		0	0
President & Chief Executive	2002	234,166	112,700	0		0	4,438
Officer	2001	227,062	0	228,170	(3,4)	150,000	4,276
Eric Peterson(5)	2003	124,308	0	0		0	0
Vice President, Chief Financial	2002	112,897	66,860	0		225,000	0
Officer and Secretary	2001	0	0	0		0	0
Patrick Coll	2003	126,877	0	0		0	0
Vice President,	2002	30,831	7,388	0		100,000	0
Alehouse Operations	2001	0	0	0		0	0
Mark House	2003	116,250	0	0		0	0
Vice President,	2002	119,319	30,869	0		0	778
Brewery Operations	2001	97,613	10,357	0		75,000	3,741
Gary McGrath	2003	150,275	0	0		0	4,337
Vice President, Sales	2002	155,881	35,196	0		5,000	3,356
	2001	139,670	15,668	0		0	3,949

(1)	Includes a car allowance.

(2)	Consists of the Company’s matching to the 401(k) plan.

(3)	Martin Kelly purchased 387,400 shares of stock (market value of $2.62 at the time) at prices ranging from $1.82 to $2.13 per share totaling $228,170 of compensation.

(4)	In June 2001, the Company provided Martin Kelly with two 5.6% full recourse notes to be used for the purchase of 387,400 shares of the Company’s stock and to pay withholding taxes. Mr. Kelly paid $48,215, $49,633 and $13,250 in interest during the years 2003, 2002 and 2001.

(5)	Effective September 30, 2003, Mr. Peterson resigned his position as Chief Financial Officer of the Company.

(6)	Effective March 10, 2004, Mr. Kelly resigned his position as President & Chief Executive Officer of the Company.

Grants of Stock Options

      The Company granted no stock options to Named Executive Officers in 2003.

      The following table provides information with respect to the stock option grants made during 2003 under the Company’s Amended and Restated 1995 Employee Stock Option Plan to the Named Executive Officers.

Option Exercises and Year End Holdings

      The following table sets forth information concerning the number and value of options held by the named executive officers on December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Year End		at Year End(5)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Martin Kelly	0	0	0	0	$0	$—
Eric Peterson	0	0	0	0	0	—
Mark House(2)	0	0	106,400	3,600	96,768	3,132
Gary McGrath(3)	0	0	155,800	2,000	223,986	2,300
Patrick Coll(4)	0	0	60,000	40,000	74,604	50,396

(1)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	The weighted-average exercise price of these options is $2.53 per share of common stock.

(3)	The weighted-average exercise price of these options is $2.00 per share of common stock.

(4)	The weighted-average exercise price of these options is $2.19 per share of common stock.

(5)	The closing price on NASDAQ on December 31, 2003 was $3.44.

Employment Contracts, Termination of Employment and Change of Control Agreements

      On June 19, 2001, the Company entered into an amended and restated employment agreement and a stock purchase and restriction agreement with Mr. Kelly, our former CEO. Under the employment agreement, if the Company terminated Mr. Kelly without cause or if he resigned for good reason (both as defined in the agreement), Mr. Kelly would be entitled to one year’s base salary plus a pro rata portion of any incentive bonuses earned during the year of termination. Under the stock purchase and restriction agreement, Mr. Kelly had the right to sell his shares of Company stock back to the Company, in consideration for the cancellation of the notes due to the Company related to his original purchase of those shares plus cash to the extent the value of the shares exceeded the amounts due under the notes. The Company expects to enter into a separation agreement with Mr. Kelly in connection with his separation from the Company as of March 10, 2004. Pursuant to that separation agreement, the Company expects to repurchase from Mr. Kelly 387,400 shares of common stock at approximately $3.10 per share, expects to pay $238,000 to Mr. Kelly in salary continuation payments and expects to pay Mr. Kelly’s medical benefits for 12 months from his separation date. In addition, Mr. Kelly may be entitled to a pro rata portion of incentive compensation under the Company’s officer incentive compensation plan for 2004 if and to the extent that the conditions under such plan are met.

      We entered into an employment agreement with Mr. McGrath on October 25, 1999. The agreement provides for a base compensation plus quarterly and annual bonuses based on the Company and Mr. McGrath achieving certain performance targets set by the Chief Executive Officer. The total amount of these annual bonuses can total up to 30% of Mr. McGrath’s base compensation. If Mr. McGrath is terminated without cause (as defined in the agreement), he is entitled to three month’s base salary plus a pro rata portion of any incentive bonuses earned during the year of termination.

Report of the Audit Committee of Pyramid Breweries Inc.

      The 2003 Audit Committee operates under a written charter adopted by the Company’s Board of Directors, which is attached to the proxy statement as Appendix A.

      The Audit Committee is responsible for providing independent oversight of the Company’s accounting functions and internal controls. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be retained as the Company’s independent accountants. As appropriate, the Audit Committee meets and consults with the Company’s management and independent accounting firm to review and evaluate the Company’s audited financial statements and the disclosures contained in those statements and to monitor and oversee the Company’s internal control system, its accounting and financial reporting process, its independent audit function and its compliance with applicable laws and regulations.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      The Audit Committee members are not professional accountants or auditors, and are not responsible for conducting reviews of auditing or accounting procedures, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Audit Committee’s members in business, financial, and accounting matters.

      The Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and by the final rules implementing the provisions of Section 204 of the Sarbanes-Oxley Act of 2002.

      The Audit Committee has also received the letter, which includes the written disclosures from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants that firm’s independence.

      Based upon the Audit Committee’s discussions with management and the independent accountants and its review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

2003 Audit Committee

Nancy Mootz, Chair
Scott Barnum
Kurt Dammeier

Performance Graph

      The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Common Stock with the cumulative total return of the S&P 500 Index and the following group of peer companies (based on weighted market capitalization) selected by the Company: Boston Beer Company, Redhook Ale Brewery Incorporated and Big Rock Brewery, Ltd.

COMPARISON OF CUMULATIVE TOTAL RETURNS

AMONG PYRAMID BREWERIES INC., THE S&P 500 INDEX AND A PEER GROUP

(1)	Assumes $100 invested on January 1, 1998 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

(2)	Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

      In previous years, the Company has compared the performance of its Common Stock in its performance graph against a peer group that included the Minnesota Brewing Company (Minnesota Brewing). On

February 22, 2002, Minnesota Brewing filed for bankruptcy and its stock is no longer being actively traded. As a result, Minnesota Brewing is not included in the peer group in the above graph for any years. Because the Company could not find a comparable replacement for Minnesota Brewing in the peer group, the Company is not including a transitional graph as called for by Regulation S-K, Item 402(l)(4).

TRANSACTIONS WITH RELATED PARTIES; INDEBTEDNESS OF MANAGEMENT

      During 2001, the Company granted Mr. Kelly 150,000 stock options at an exercise price of $2.125 pursuant to a stock purchase and restriction agreement. On the date of the grant, the closing price of the Company’s common stock on the Nasdaq Stock Market was $2.62. Mr. Kelly agreed to immediately exercise those options and all other options held by him. Concurrently, the Company agreed to accept a $787,000 full recourse note from Mr. Kelly, our former CEO, in payment of the exercise price for the 387,400 options to purchase shares of the Company’s common stock. In addition, the Company paid withholding taxes of $115,000 due on the exercise of the options and received from Mr. Kelly an additional full recourse note for the amount of the withholding taxes. The Company expects to enter into a separation agreement with Mr. Kelly in connection with his separation from the Company as of March 10, 2004. Pursuant to that separation agreement, the Company expects to repurchase from Mr. Kelly 387,400 shares of common stock at approximately $3.10 per share, expects to pay $238,000 to Mr. Kelly in salary continuation payments and expects to pay Mr. Kelly’s medical benefits for 12 months from his separation date. In addition, Mr. Kelly may be entitled to a pro rata portion of incentive compensation under the Company’s officer incentive compensation plan for 2004 if and to the extent that the conditions under such plan are met.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company no later than December 17, 2004, 5:00 p.m. Pacific standard time in order to be included in the proxy statement and form of Proxy relating to the annual meeting. Proposals should be mailed to the Company, to the attention of the Secretary, 91 South Royal Brougham Way, Seattle, Washington 98134. Receipt by the Company of a proposal from a shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2005 Annual Meeting of Shareholders, because there are other relevant requirements in the SEC’s proxy rules that must be met.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no matters, which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors,

/s/ GEORGE HANCOCK

George Hancock
Chairman

DIRECTIONS TO

PYRAMID BREWERIES INC. ANNUAL MEETING OF SHAREHOLDERS

Pyramid Alehouse and Brewery

901 Gilman Street
Berkeley, California 94710
(510) 527-9090

From Oakland:

Take I-880 northbound to I-80 towards Berkeley/ Sacramento. In Berkeley, exit at Gilman Street. Turn right at exit, the brewery is ahead on the left between 7th and 8th Streets.

From San Francisco:

Take the I-80 Bay Bridge and follow signs towards Berkeley/ Sacramento. In Berkeley, exit at Gilman Street. Turn right at exit, the brewery is ahead on the left between 7th and 8th Streets.

From Sacramento and North:

Take I-80 westbound to Gilman Street exit in Berkeley. Turn left at exit, the brewery is ahead on the left between 7th and 8th Streets.

Appendix A

PYRAMID BREWERIES, INC.

2004 EQUITY INCENTIVE PLAN

SECTION 1.     PURPOSE

      The purpose of the Pyramid Breweries, Inc. 2004 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2.     DEFINITIONS

      Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.     ADMINISTRATION

3.1	Administration of the Plan

      The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to nonemployee directors and officers subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.2	Administration and Interpretation by Committee

      (a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee comprised of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

      (b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 16, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

      (c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

      (d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 4.     SHARES SUBJECT TO THE PLAN

4.1     Authorized Number of Shares

      Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

      (a) 700,000 shares; plus

      (b) any authorized shares (i) not issued or subject to outstanding awards under the Company’s Amended and Restated 1995 Employee Stock Option Plan (the “Prior Plan”) on the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plan on such date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares), up to an aggregate maximum of 864,000 shares, subject to adjustment from time to time as provided in Section 15.1, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2     Share Usage

      (a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

      (b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

      (c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or nonemployee directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger, consolidation or statutory share exchange is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

      (d) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5.     ELIGIBILITY

      An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.     AWARDS

6.1     Form, Grant and Settlement of Awards

      The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2     Evidence of Awards

      Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3     Deferrals

      The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4     Dividends and Distributions

      Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7.     OPTIONS

7.1     Grant of Options

      The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2     Option Exercise Price

      The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish an exercise price that is equal to the average of 100% of the Fair Market Value over a period of trading days not to exceed 30 days from the Grant Date.

7.3     Term of Options

      Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4     Exercise of Options

      The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option that is Vested and Exercisable
After 1 year	1/4th
Each additional one-month period of continuous service completed thereafter	An additional 1/48th
After 4 years	100%

      To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5     Payment of Exercise Price

      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash, check or wire transfer;

(b) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes);

(c) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Committee may permit.

7.6     Effect of Termination of Service

      The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the last day of the maximum term of the Option (the “Option Expiration Date”).

      Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

      Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c) A Participant’s change in status from an employee to a consultant, advisor or independent contractor or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8.     INCENTIVE STOCK OPTION LIMITATIONS

      Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1     Dollar Limitation

      To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2     Eligible Employees

      Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3     Exercise Price

      The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Shareholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4     Option Term

      Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, shall not exceed five years.

8.5     Exercisability

      An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6     Taxation of Incentive Stock Options

      In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

      A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7     Code Definitions

      For the purposes of this Section 8 “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.     STOCK APPRECIATION RIGHTS

9.1     Grant of Stock Appreciation Rights

      The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2     Payment of SAR Amount

      Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10.     STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1     Grant of Stock Awards, Restricted Stock and Stock Units

      The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2     Vesting of Restricted Stock and Stock Units

      Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3     Waiver of Restrictions

      Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11.     PERFORMANCE AWARDS

11.1     Performance Shares

      The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2     Performance Units

      The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12.     OTHER STOCK OR CASH-BASED AWARDS

      Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13.     WITHHOLDING

      The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

      The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 14.     ASSIGNABILITY

      No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15.     ADJUSTMENTS

15.1     Adjustment of Shares

      In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.3; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

      Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2     Dissolution or Liquidation

      To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3     Company Transaction; Change in Control

15.3.1     Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction

      Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not a Change in Control or a Related Party Transaction:

(a) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse immediately prior to the Company Transaction, unless such Awards are converted, assumed or replaced by the Successor Company. Notwithstanding the foregoing, with respect to Options or Stock Appreciation Rights, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Options shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options or SARs (whether or not then exercisable) exceeds (b) the respective aggregate exercise price for such Options or grant price for such SARs.

For the purposes of this Section 15.3.1, an Award shall be considered assumed or substituted for if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee and its determination shall be conclusive and binding.

(b) All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

15.3.2     Effect of a Change in Control

      Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(a) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(b) any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(c) all Performance Shares and Performance Units shall be considered to be earned at the target level and payable in full, any deferral or other restriction shall lapse and such Performance Shares and Performance Units shall be immediately settled or distributed; and

(d) any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

15.3.3     Change in Control Cash-Out

      Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Change in Control Exercise Period”), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share shall have the right, whether or not the Award is fully vested and/or exercisable, without regard to any deferral or other restriction and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:

(a) for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and

(b) for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock for each share of Common Stock under the Restricted Stock Unit or Performance Share multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.

15.4     Further Adjustment of Awards

      Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5     No Limitations

      The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6     Fractional Shares

      In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16. CODE SECTION 162(m) PROVISIONS

      Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1     Performance Criteria

      If an Award of Restricted Stock or Stock Units is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

16.2     Adjustment of Awards

      Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3     Limitations

      Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards or Performance Units subject to this Section 16 in any calendar year period with respect to more than 500,000 shares of Common Stock for such Award, except that the Company may make additional one-time grants of such Awards for up to 500,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 16 granted to any Covered Employee in any one calendar year is $750,000.

      The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1     Amendment, Suspension or Termination

      The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided further that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2     Term of the Plan

      Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the shareholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3     Consent of Participant

      The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1     No Individual Rights

      No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

      Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2     Issuance of Shares

      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

      The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

      As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

      To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3     Indemnification

      Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4     No Rights as a Shareholder

      Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5     Compliance With Laws and Regulations

      In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6     Participants in Other Countries or Jurisdictions

      Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgement of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7     No Trust or Fund

      The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8     Successors

      All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9     Severability

      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10     Choice of Law

      The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

18.11     Legal Requirements

      The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

      The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

      As used in the Plan,

      “Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

      “Acquisition Price” means the higher of (a) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange or other national exchange on which the Common Stock is listed or on the Nasdaq National Market during the 60-day period prior to and including the date of a Company Transaction or Change in Control or (b) if the Company Transaction or Change in Control is the result of a tender or exchange offer or a negotiated acquisition of the Company’s Common Stock, the highest price per share of Common Stock paid in such tender or exchange offer or acquisition. To the extent that the consideration paid in any such transaction described above consists all or in part of other securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Board in its sole discretion.

      “Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

      “Board” means the Board of Directors of the Company.

      “Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, intoxication while at work or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

      “Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) a Related Party Transaction; or

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.

      “Change in Control Exercise Period” has the meaning set forth in Section 15.3.3.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” has the meaning set forth in Section 3.1.

      “Common Stock” means the common stock, par value $0.01 per share, of the Company.

      “Company” means Pyramid Breweries, Inc., a Washington corporation.

      “Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of at least 80% of the Company’s outstanding voting securities; or

(c) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

      Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

      “Compensation Committee” means the Compensation Committee of the Board.

      “Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

      “Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

      “Effective Date” has the meaning set forth in Section 19.

      “Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

      “Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

      “Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

      “Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

      “Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

      “Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

      “Option” means a right to purchase Common Stock granted under Section 7.

      “Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

      “Participant” means any Eligible Person to whom an Award is granted.

      “Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

      “Performance Criteria” has the meaning set forth in Section 16.1.

      “Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

      “Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

      “Plan” means Pyramid Breweries, Inc. 2004 Equity Incentive Plan.

      ”Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

      “Related Party Transaction” means a Company Transaction pursuant to which:

(a) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 80% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(b) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the company resulting from such Company Transaction or the combined voting power of the outstanding voting securities of such company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(c) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).

      “Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

      “Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

      “Securities Act” means the Securities Act of 1933, as amended from time to time.

      “Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

      “Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

      “Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

      “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

      “Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

      “Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

      “Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ ADJUSTMENTS

SUMMARY PAGE

		Section/Effect of	Date of
Date of Board Action	Action	Amendment	Shareholder Approval

April 9, 2004	Initial Plan Adoption (effective on date of shareholder approval)		May 12, 2004

Appendix B

PYRAMID BREWERIES INC.

AUDIT COMMITTEE CHARTER

Purpose and Authority:

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pyramid Breweries Inc. (the “Company”) shall assist the Board in oversight of (1) the integrity of the Company’s financial statements and internal controls, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function (if any) and independent auditors, and (5) compliance with the Company’s Code of Ethics and compliance with the Company’s Code of Conduct of Employees, Officers and Directors. The Committee shall have the sole authority and responsibility to appoint, retain, determine funding for, oversee and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

      The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the Committee shall have the authority to retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors. In addition, the Committee may request any officer or employee of the Company, its independent legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall also have authority to determine appropriate funding from the Company for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The responsibilities of a member of the Committee shall be in addition to such member’s duties as a member of the Board. The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition:

     Independence

      The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market and any other regulations applicable to the Company from time to time. Any director who has participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years may not sit on the Committee.

     Financial Literacy/ Expertise

      Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be a “financial expert” in accordance with such regulations as may be applicable to the Company from time to time.

     Appointment and Removal of Members

      The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Duties and Responsibilities:

      The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

     Engagement of Independent Auditor

•	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to and be overseen by the Committee.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimis non-audit services allowed by relevant law. The Committee may pre-approve services by establishing detailed pre- approval policies and procedures as to the particular service; provided that the Committee is informed of each service pre-approved, and that no pre-approval shall be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

•	Ensure that the Committee’s approval of any audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

     Evaluate Independent Auditor’s Qualifications, Performance and Independence

•	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

•	At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

•	At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

•	Ensure that the independent auditor’s lead partner and reviewing partner are replaced at least once every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

     Review Financial Statements and Financial Disclosure

•	Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

•	Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the related footnotes, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the report of the independent auditor thereon and to discuss any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls.

•	Regularly review with the independent auditor any audit problems or difficulties and management’s response, including adjustments noted or proposed by the independent auditor but not taken (as immaterial or otherwise) by management, communications between the audit team and the national office concerning auditing or accounting issues, and any management or internal control letters issued or proposed to be issued by the auditor. Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

•	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

     Periodic Assessment of Accounting Practices and Policies and Risk and Risk Management

•	Obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

     Internal Audit and Internal Control Review

•	From time to time, consider the need for the establishment of an internal audit function, and, if so established, review the responsibilities, functions and performance of the Company’s internal audit department (or outsourced provider), including internal audit plans, budget, and the scope and results of internal audits.

•	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding the Company’s internal controls.

     Proxy Statement Report of Audit Committee

•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

     Related-Party Transactions

•	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

     Ethics Compliance and Complaint Procedures

•	Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Develop and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     Reports to Board

•	Report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the internal and independent auditors and the performance of the internal audit function.

•	Provide minutes of Committee meetings to the Board and report to the Board on any significant matters arising from the Committee’s work.

Meetings:

      The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

      The Committee shall meet in separate executive sessions with management, internal audit personnel and the independent auditor as necessary or appropriate to discuss matters that the Committee or the other groups believe warrant Committee attention.

Evaluation:

      The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

      It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PYRAMID BREWERIES INC.
91 South Royal Brougham Way / Seattle, Washington 98134

For the Annual Meeting To Be Held Wednesday, May 12, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF THE COMPANY

     Revoking any such prior appointment, the undersigned, a shareholder of Pyramid Breweries Inc. hereby appoints George Hancock and Jim Hilger and either of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Corporation at the Annual Meeting of Shareholders of said Corporation to be held at the Pyramid Alehouse, 901 Gilman Street, Berkeley, California on May 12, 2004 at 9:00 A.M. local time and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

You can now access your Pyramid Breweries Inc. account online.

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This proxy when properly executed will be voted as directed.	Mark Here	☐
If no direction is indicated, this proxy will be voted FOR the following proposals:	for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

The Board of Director recommends			WITHHELD
a vote FOR Items 1, 2, and 3.		FOR	FOR ALL

Proposal 1.	Election of Directors	☐	☐
Nominees:

01 Kurt Dammeier

(Instruction: to withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
Proposal 2	Approval of 2004 Equity	☐	☐	☐
Incentive Plan
		FOR	AGAINST	ABSTAIN
Proposal 3	Ratification of the	☐	☐	☐
Appointment of KPMG
LLP as the Company’s
Independent Accountants

With respect to the transaction of such other business as may properly come before the Meeting, Proxyholder, in his sole discretion, will vote the proxy as he may see fit. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such; if a corporation, please sign in full corporate name by President or other authorized offi cer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Your name and address are shown as registered — please notify the Corporation of any change to your address.

Signature	Signature if held jointly	Dated	, 2004

Please sign exactly as name appears.

▲ Detach here from proxy voting card ▲